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                                                                   EXHIBIT 10.16



March 4, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC 20549

Re:      Arkansas Best Corporation/Definitive Proxy Materials

Ladies and Gentlemen:

On behalf of Arkansas Best Corporation (the "Company"), pursuant to Rule 14a-6(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), enclosed for filing by EDGAR is a copy of the Company's definitive proxy statement and form of proxy (the "Proxy Materials").

Among the items slated for approval at the Annual Meeting is a proposal to adopt the Company's 2002 Stock Option Plan. In accordance with Instruction 3 to Item 10 of Schedule 14A, a copy of the plan as proposed to be adopted is included with this letter via EDGAR as an appendix to the Proxy Statement. Pursuant to Instruction 5 to the same item, the Company advises the Commission that the Company intends to register the shares to be issued under the Stock Option Plan on a registration statement on Form S-8 prior to the exercise of any options to be granted under the plan.

Copies of the definitive Proxy Materials will be mailed by the Company on or about March 15, 2002, to its stockholders of record on February 25, 2002.

Please call me at (479) 785-6130 if you have any questions or comments regarding this filing.

Sincerely,

/s/ Richard F. Cooper

Richard F. Cooper
Secretary